EXHIBIT 99.1

Restaurant Brands International Inc. Announces Preliminary Third Quarter 2020 Results

Toronto, Ontario – October 14, 2020 - Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP), announced today preliminary selected third quarter 2020 financial results.

Preliminary Third Quarter 2020 Highlights:

Operational Metrics:	Three Months Ended September 30,
	2020	2019
	(Unaudited)
System-wide Sales Growth
Consolidated	(5.4)%	8.9%
Comparable Sales
TH - Canada	(13.7)%	(1.2)%
TH – Rest of World	(3.6)%	(2.7)%
TH - Global	(12.5)%	(1.4)%

BK – US	(3.2)%	5.0%
BK – Rest of World	(10.3)%	4.7%
BK - Global	(7.0)%	4.8%

PLK- US	19.7%	10.2%
PLK – Rest of World	(0.3)%	6.3%
PLK – Global	17.4%	9.7%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Additionally, RBI expects to report (in millions except %):

•Revenues between $1,320 and $1,340, including approximately $10 million of unfavorable FX leading to organic growth over prior year of between negative 7% and 9%
•Adjusted EBITDA between $555 and $565, including approximately $5 million of unfavorable FX leading to organic growth over prior year of between negative 5% and 7%
•96% of system-wide restaurants open at the end of September

The preliminary financial information included in this release is subject to completion of RBI's quarter-end close procedures and further financial review. These estimates are preliminary, unaudited and are inherently uncertain. During the course of the preparation of our condensed consolidated financial statements and related notes, and completion of our financial close and review procedures for the three and nine months ended September 30, 2020, adjustments to the preliminary estimates may be identified, and such adjustments may be material. In addition, other developments may arise between now and the time the financial statements for the three and nine months ended September 30, 2020 are finalized. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP, and they should not be viewed as indicative of our results for any future period. Actual results for the three and nine months ended September 30, 2020 and future periods could differ materially from the estimates, trends and expectations discussed above.

Key Operating Metrics:

We evaluate our restaurants and assess our business based on the following operating metrics. System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements. System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Non-GAAP Measures:

The preliminary results in this press release include Adjusted EBITDA which is a non-GAAP measure. Adjusted EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included costs incurred in connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively and corporate restructuring and related tax advisory fees, including those arising as a result of the adoption of the Tax Cuts and Jobs Act (the "Tax Act") and the implementing regulations thereunder. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.
There are important components of net income, including income tax provision, that are currently in process of determination. Therefore, a reconciliation of the range of Adjusted EBITDA to net income cannot be provided at this time. A full reconciliation of Adjusted EBITDA to net income will be provided when actual results are released.

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with approximately $32 billion in annual system-wide sales and 27,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s expectations regarding its performance and operations and other anticipated future events and expectations. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to adverse economic and industry conditions and risks related to unforeseen events, such as adverse weather conditions, natural disasters, terrorist attacks or threats, pandemics, including coronavirus (COVID-19), or other catastrophic events, the length and scope of the impact of the pandemic, including stay at home orders and business closures, risks related to adverse economic and industry conditions and their effect on franchisees, supplier and distributors, risks related to the Company’s substantial indebtedness, risks related to its international operations, risks related to the availability and cost of capital, risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry, risks related to technology, and changes in applicable laws, including tax laws or interpretations thereof. all of which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE Restaurant Brands International Inc.
Investors: investor@rbi.com; Media: media@rbi.com